UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 3, 2009

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry Into a Material Definitive Agreement

On June 3, 2009, Ameriprise Financial, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters therein (collectively, the “Underwriters”) providing for the offer and sale by the Company of $300,000,000 principal amount of its 7.30% Senior Notes due 2019 (the “Notes”).  The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company.  It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The Notes sold pursuant to the Underwriting Agreement are governed by the terms of an Indenture, dated as of May 5, 2006, entered into with U.S. Bank National Association, as trustee.  The Notes are senior unsecured obligations of the Company and rank prior to all of the Company’s subordinated indebtedness and on an equal basis with all of the Company’s other senior unsecured indebtedness.  Interest on the Notes accrues at a rate of 7.30% per annum and will be payable semi-annually in arrears on each June 28 and December 28, commencing December 28, 2009.  The Company may, at any time and from time to time, redeem the Notes, in whole or in part at its option, on not less than 30 nor more than 60 days’ prior notice mailed to the holders of the Notes. The Notes will be redeemable at a redemption price, plus accrued and unpaid interest to the date of redemption, equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued thereon to the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury rate plus 50 basis points.  Delivery of the Notes in book-entry form only through the facilities of The Depository Trust Company was made on June 8, 2009.

The information contained herein is not an offer to purchase or the solicitation of an offer to purchase the Notes.  The Company’s offer to purchase the Notes is set forth in the prospectus supplement dated June 3, 2009 and filed with the Securities and Exchange Commission (the “Commission”) on June 5, 2009 (the “Prospectus Supplement”), to the prospectus dated May 26, 2009 (the “Prospectus”) and filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on May 26, 2009, as part of our registration statement on Form S-3 (Registration No. 333-158972).

Item 8.01         Other Events

On June 8, 2009, the Company issued $300,000,000 principal amount of the Notes.  The Notes were issued in the form filed as Exhibit 4.1 hereto and were sold pursuant to the Underwriting Agreement.  The offering of the Notes is more fully described above under “Item 1.01 Entry Into a Material Definitive Agreement”.

Item 9.01         Financial Statements and Exhibits

The purpose of this Current Report is to disclose the entry into the Underwriting Agreement, the issuance of the Notes and to file with the Commission the following documents relating to the Notes: (i) the form of the Notes, and (ii) the opinion of John C. Junek, Esq.  The following exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-158972) filed by the Company with the Commission.

(d)           Exhibits

1.1	Underwriting Agreement dated June 3, 2009, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters.

4.1	Form of 7.30% Senior Note due 2019.

5.1	Opinion of John C. Junek, Esq.

23.1	Consent of John C. Junek, Esq. (included as part of Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: June 8, 2009	By:	/s/ Walter S. Berman
		Name:	Walter S. Berman
		Title:	Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1	Underwriting Agreement, dated June 3, 2009, among the Company and J.P. Morgan Securities Inc. and UBS Securities LLC as representatives of the several underwriters.	Electronic Transmission

4.1	Form of 7.30% Senior Note due 2019.	Electronic Transmission

5.1	Opinion of John C. Junek, Esq.	Electronic Transmission

23.1	Consent of John C. Junek, Esq. (included as part of Exhibit 5.1).	Electronic Transmission